EXHIBIT 10.6.1
                              CONSULTING AGREEMENT


         This Consulting Agreement (this "Agreement") is entered into this 23rd day of April, 1999 between Bridgeport Machines, Inc., Inc., a Delaware corporation (the "Company"), and Dan L. Griffith (the "Consultant").

         WHEREAS, the Company employed the Consultant as President and Chief Executive Officer pursuant to an Employment Agreement, dated as of September 7, 1995 (the "Employment Agreement");

         WHEREAS, upon the consummation of the merger (the "Merger") of a wholly-owned subsidiary of Goldman Industrial Group, Inc. with and into the Company, the Company shall terminate the Consultant's employment by the Company under the Employment Agreement and retain the Consultant as a consultant pursuant to the terms of this Agreement;

         WHEREAS, upon such termination of the Consultant's employment by the Company and subject to the limitations and other applicable provisions contained in the Employment Agreement, the Consultant shall be entitled to receive certain "Severance Benefits" (as defined in Section 4(b) of the Employment Agreement) upon the date of the closing (the "Closing Date") of the Merger;

         NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto agree as follows:

         1. Introduction: The Company manufactures and distributes metal cutting machine tools and accessories. In the course of rendering consulting services hereunder, the Consultant may become aware of certain Proprietary Information (as defined in paragraph 9(a)) and may become acquainted with persons affiliated with the Company and banks and other entities with which the Company does business. The Consultant acknowledges Consultant's obligation to keep the Company's information confidential and to abide by the confidentiality and noncompetition agreements contained in this Agreement.

         2. Retainer: The Company desires to retain the Consultant as a consultant to ensure a smooth transition following the Merger and to render consulting and advisory services, including, but not limited to, (a) consulting and advisory services relating to the Merger, (b) management and financial consulting and advisory services relating to the operation of the Company, (c) consulting and advisory services with respect to acquisitions by the Company,
(d) management and financial consulting and advisory services relating to any other business enterprises which the Company may from time to time acquire, and
(e) such additional consulting and advisory services related to the foregoing as the Company's Board of Directors (the "Board") may from time to time
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reasonably  request.  The  Consultant  is willing to act as a consultant  to the
Company upon the terms and conditions contained herein.

         3. Term: This Agreement shall be effective as of the Closing Date and shall terminate on the date six months thereafter, unless sooner terminated in accordance with the terms hereof (the "Term").

         4. Performance: During the Term, the Consultant shall remain available to devote full business time, attention, skill and efforts to the advancement of the Company's best interests in the faithful performance of the Consultant's services hereunder. The Consultant shall use best efforts in the performance of his services hereunder and agrees to comply in good faith with requests of the Board. The Consultant shall actively render services upon the request of and during such periods which may include, with the consent of the Consultant, days other than Business Days ("Performance Periods"), designated by the Company and shall remain available to so render services during all Business Days ("Stand-by Periods") during the Term. The Consultant shall not engage in any other business activity during the Term, whether such other business activity is pursued for gain, profit or any other pecuniary advantage or as a consultant, employee, owner, part owner or in any other capacity, except as may be approved by the Board. As used herein, "Business Day" means any day other than a Saturday, Sunday or legal holiday in the United States or the State of Connecticut.

         5. Compensation: As compensation for the Consultant's services to the Company, the Company shall pay to the Consultant a fee of $1,000 per day during any Performance Period and $500 per day ("Stand-by Compensation") during any Stand-by Period, payable every two weeks in arrears. The Consultant will additionally receive a lump sum payment on the Closing Date of $72,500 and, unless this Agreement has been sooner terminated, an additional payment on the date six months after the Closing Date of the amount by which $72,500 exceeds the aggregate amount of Stand-by Compensation accrued during the Term. The Consultant may elect to be unavailable to render services to the Company for not more than one week per month, provided, that the Consultant shall not be compensated during any such period. The Consultant shall be entitled to the use of a 1997 Ford Explorer sport utility vehicle (the "Vehicle") and a Sony-Vaio computer (the "Computer") during the Term, subject to and in accordance with the policies of the Company currently in effect.


         6. Expenses: The Consultant shall be reimbursed for all reasonable, ordinary and necessary out-of-pocket expenses incurred by him in connection with rendering his services hereunder. The Consultant shall furnish the Company with the appropriate documentation required by the applicable tax laws and the Company's policies. The Company shall have no obligation to reimburse the Consultant for any expenses incurred by the Consultant should the Consultant fail to adhere to these procedures and requirements.

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         7.       Termination.

                  (a) The Company may terminate this Agreement for "cause" upon written notice thereof. "Cause" shall mean:

                           (i) the Consultant's conviction of, or the entry of a plea of guilty or nolo contendere to, any felony or crime under any Federal, state or local law;

                           (ii)     fraud,   embezzlement   or  similar  act  of
                                    dishonesty;

                           (iii) the Consultant's failure or refusal to perform the services from time to time requested by the Company, or, after receipt of five day's written notice thereof, failing to otherwise to comply with a lawful directive or policy of the Company;

                           (iv) after receipt of five day's written notice thereof, incompetent performance or substantial or continuing inattention to or neglect of services to be rendered under this Agreement;


                           (v) engaging in illegal or unethical conduct, whether or not in relation to the business of the Company, which reflects adversely upon the Consultant's honesty or integrity in the performance of the services to be rendered under this Agreement, or which otherwise is clearly detrimental to the interests of the Company; or


                           (vi) a material breach of this Agreement by the Consultant.

                  (b)      It is expressly agreed that if the Company terminates

         this Agreement as provided herein, or in the event of the death or long term disability of the Consultant, or if the Consultant terminates this Agreement, the Company's obligation to make any payments set forth herein shall immediately end on the date of such termination.

                  8.       Protection of Proprietary Information.

                  (a) The Consultant acknowledges that while performing his services hereunder, the Consultant shall acquire confidential and proprietary information and trade secrets (as defined below) relating to the Company's business. The Consultant agrees not to disclose any such Proprietary Information to any other person for any reason whatsoever, unless authorized in writing by the Company, nor will the Consultant use it for the Consultant's own benefit or the benefit of anyone else. Confidential and proprietary information and trade secrets

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         (collectively referred to as "Proprietary  Information") shall include, but not be limited to, the following  types of  information:  corporate
         information,   including  meeting  minutes,  contractual  arrangements,
         leases, plans, strategies, business opportunities, tactics, policies, resolutions and any litigation or negotiations; marketing information, including strategies, tactics, methods, customers, market research data; financial information, including reports, records, cost and performance data, debt arrangements, holdings, income statements, annual and/or quarterly statements, and accounting records and/or tax
         returns;  operational  information,   including  operating  procedures,
         products, methods, systems, techniques, machinery tooling, designs, specifications, processes, plans, trade secrets, methods and suppliers;
         technical  information,   including  computer  software  programs;  and
         personnel  information,  including personnel lists,  resumes,  personal
         data,   compensation   information,    organizational   structure   and
         performance evaluations.

                  (b) Upon termination of this Agreement for any reason, the Consultant will immediately deliver to the Company all property, documents and data of any nature pertaining to the business of the Company or belonging to the Company or any of its customers, clients, product providers or others, and the Consultant will not take or retain copies in any form of any Company's information or of any of its customers', clients' product providers' or others' information, including without limitation, Proprietary Information, provided, that, unless the Company has terminated this Agreement pursuant to Section 7(a) and notwithstanding any provision to the contrary in the
         Employment Agreement, the Consultant may retain possession of the Vehicle and the Computer and the Company shall take all necessary and appropriate actions to cause the transfer of ownership in the Vehicle and Computer to Consultant free and clear of any security interests. The Consultant understands and agrees that upon termination of this Agreement pursuant to Section 7(a) hereof, the Consultant shall be entitled to the use of the Vehicle solely for the duration of the payment of Severance Benefits under the Employment Agreement.


                  (c) Proprietary Information shall not include information and data that at the time of disclosure to the Consultant is generally available to the public on an unrestricted basis or subsequently becomes available by reason other than the Consultant's breach of this Agreement.

         9. Noncompetition. During the term of this Agreement and upon any termination hereof, regardless of which party elected such termination and regardless of the reason therefore, the Consultant shall abide by the following covenants:

                  (a) During the term of employment, and for two years thereafter (the "Noncompetition Period") the Consultant will not, directly or indirectly, whether as owner, partner, shareholder, director, consultant, agent, employee, guarantor, surety or otherwise, or through any person, consult with or in any way aid or

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         assist any competitor of the Company's,  or any affiliates or successor entity thereof, or engage or attempt to engage in any employment, consulting or other activities which directly or indirectly competes with the business of the Company. For purposes of this Agreement, the term "employment" shall include the employment of the Consultant as an employee, consultant, agent, independent contractor or otherwise. The Consultant acknowledges that the participation in the conduct of any such business described above, alone or with any person other than the Company, will materially impair the business and prospects of the Company.

                  (b) In addition to and without limiting the foregoing, during the Noncompetition Period, the Consultant shall not attempt to or assist any other person in attempting to do any of the following:
         (i) hire any director, officer, employee, or agent of the Company or encourage any such person to terminate such relationship with the Company, as the case may be; (ii) encourage any customer, client, supplier or other business relationship of the Company to terminate or alter such relationship, whether contractual or otherwise, to the disadvantage of the Company, as the case may be; (iii) encourage any prospective customer or supplier not to enter into a business relationship with the Company; (iv) impair or attempt to impair any relationship, contractual or otherwise, written or oral, between the Company and any customer, supplier or other business relationship of the Company or; (v) sell or offer to sell or assist in or in connection with the sale to any customer or prospective customer of the Company any products of the type sold or rendered by the Company.

                  (c) In addition to and without limiting the foregoing, during the term of the Noncompetition Period, the Consultant will not either, directly or indirectly solicit, pursue or call upon to take away, either for himself or herself or for the benefit of any other person or entity, any of the customers of the Company upon whom Consultant called or with whom the Consultant became acquainted during his employment with the Company.

                  (d) The Consultant acknowledges that these provisions are reasonable and necessary to protect the Company's good will and Proprietary Information. If any such provision is found to be too broad in time, geographic area or any other respect, the Company and the Consultant desire that the provision be enforced by a court to the maximum extent that is reasonable. If the noncompetition provisions set forth above are deemed to be unenforceable, then any further obligation to make payments pursuant to this Agreement shall cease.

                  (e) Nothing in this Agreement shall preclude the Consultant from making passive investments of not more than 2% of a class securities of any business enterprise registered under the
         Securities   Exchange  Act  of  1934,  as  amended.

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         10.      Conflicting  Agreements.  The Consultant  represents  that his
engagement  as  a  consultant  of  the  Company  and  the   performance  of  the
Consultant's services hereunder will not violate any other agreement or obligation of the Consultant, including any restrictions on competition or obligations with regard to proprietary information.

         11. Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing and if (a) actually delivered (electronically or physically) at said address or directly to the Company or the Consultant, or (b) in the case of a letter, three business days after deposit in the United States mail, postage prepaid and registered or certified, return receipt requested:

                  If to the Consultant, to:

                  Dan L. Griffith
                  55 Wigwam Drive
                  Huntington, CT  06484

                  If to the Company to:

                  Bridgeport Machines, Inc.
                  Attention: President
                  500 Lindley Street
                  Bridgeport, CT  06606

Notice of changes in address shall comply with the notice provisions.

         12. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Consultant and supersedes and replaces any prior agreements between the Company and the Consultant, including, without limitation, Section 5(b) of the Employment Agreement, provided, that, the parties expressly agree that all other the provisions of the Employment Agreement that are stated therein to survive termination of the Consultant's employment shall remain in full force and effect. Amendments to this Agreement shall be valid only if in writing and signed by the Companies and the Consultant.

         13. Assignability. The Consultant may not assign this Agreement. The Company has the right to assign this Agreement upon notice to the Consultant.


         14. Arbitration. Any controversies, disputes or claims arising out of or relating to this Agreement, or breach thereof, shall be settled by binding arbitration in accordance with the laws of Connecticut, and the then applicable rules of the American Arbitration Association, and the judgment on the award rendered may be entered into any court having jurisdiction thereof. Such arbitration shall be held in Bridgeport, Connecticut at the American Arbitration Association before a single arbitrator. Notwithstanding the foregoing, the Company at all times shall have the right to bring an action to enforce the covenants and seek the remedies set forth herein through the courts

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as it  deems  necessary  or  desirable  in  order  to  protect  its  Proprietary
Information or to prevent occurrence of any event which the Company believes will cause it to suffer immediate or irreparable harm or damage.


         15.      Governing  Law and  Remedies.

                  (a) This Agreement shall be governed by Connecticut substantive and procedural law. The Consultant consents to the jurisdiction of the Connecticut courts and agrees that for purposes of any action initiated against the Consultant hereunder, service of process may be effected by certified mail, return receipt requested, or overnight receipted courier.

                  (b) The Consultant acknowledges and agrees that because of the substantial potential of inadvertently divulging confidential information and Proprietary Information, particularly in the context of talking to, meeting or interviewing with or working for a Competitor, any such talking, meeting or working with competitors is a breach of both the noncompetition and confidentiality provisions herein, and will cause the Company irreparable harm. The Consultant further acknowledges and agrees that the noncompetition and confidentiality provisions set forth herein in paragraphs 9 and 10 are reasonable to protect the Company's legitimate business interest. The Consultant also acknowledges that in the event of a violation of any provision of this Agreement relating to noncompetition, nonhiring of employees or Proprietary Information, the Company has no adequate remedy at law and will suffer irreparable damages. The Consultant therefore agrees that the Company is entitled to an injunction or restraining order or other equitable relief in the event the Consultant breaches or threatens to breach any of the provisions of paragraphs 9, 10 or this paragraph 16. The Company will also be entitled to damages, costs and attorneys' fees in such event.

         16. Severability. If any provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any provision contained in this Agreement shall be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         17. Waiver. The failure of any party, in any one or more instances, to insist upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant or condition, but the obligations of a party with respect thereto shall continue in full force and effect.

         18. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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         19.      Effect of Headings.  Headings are for  convenience o reference only, and shall not affect the meaning of construction of this Agreement.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]


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         IN WITNESS  WHEREOF,  the parties have  executed  this  Agreement as an instrument under seal as of the date first written above.

BRIDGEPORT MACHINES, INC.                       CONSULTANT



By: /s/Walter C. Lazarcheck                     /s/Dan L. Griffith
    ------------------------------              ------------------------------
    Walter C. Lazarcheck                        Dan L. Griffith
    Vice-President


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